Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 28, 2013 with respect to the audited financial statements of Opexa Therapeutics, Inc. for the years ended December 31, 2012 and 2011.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas

August 7, 2013